Exhibit 24.2

POWER OF ATTORNEY

The undersigned, Amy B. Lane, constitutes and appoints Charles E. Sieving and W. Scott Seeley, and each of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to NextEra Energy, Inc.’s Registration Statement on Form S-4 (File. No. 333-201397) (the “Registration Statement”), filed on January 8, 2015, or any registration statement relating to the Registration Statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13th day of February, 2015.

By:	/s/ Amy B. Lane
Name: Amy B. Lane Title: Director